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Corrected Transcript

02-May-2018

Vectren Corp. (VVC)

Q1 2018 Earnings Call

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Vectren Corp. (VVC) Q1 2018 Earnings Call	Corrected Transcript 02-May-2018

CORPORATE PARTICIPANTS

David Eugene Parker	M. Susan Hardwick
Director-Investor Relations, Vectren Corp.	Chief Financial Officer & Executive Vice President, Vectren Corp.

Carl L. Chapman	Ronald E. Christian
Chairman, President and Chief Executive Officer, Vectren Corp.	Executive Vice President, External Affairs, Chief Legal Officer and Corporate Secretary, Vectren Corp.

OTHER PARTICIPANTS

Ryan Levine

Analyst, Citigroup Global Markets, Inc. (Broker)

Paul T. Ridzon

Analyst, KeyBanc Capital Markets, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon and welcome to the Vectren Corporation First Quarter 2018 Earnings Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note, this event is being recorded.

I would like to turn the conference over to Dave Parker, Director of Investor Relations. Please go ahead.

David Eugene Parker

Director-Investor Relations, Vectren Corp.

Thanks, Gary. Good afternoon and thank you for joining us on today’s call. Yesterday afternoon we released our 2018 first quarter results and this morning we filed our Form 10-Q with the SEC. You can access these two items as well as today’s earnings call slide presentation through our Investor Relations homepage, investors.vectren.com.

This call is being webcast and shortly following its conclusion, a replay will be available on our Investor Relations homepage.

As described on slides 3 to 5, many of the statements we’ll be making on this call are forward-looking statements. Actual results may differ materially from those discussed in this presentation.

Carl Chapman, Vectren’s Chairman, President and CEO, will provide today’s opening comments on 2018 consolidated results, our affirmed EPS guidance and an overview of the merger announcement last week. Susan Hardwick, Executive Vice President and CFO, will then provide an update on Utility regulatory activity, Nonutility first quarter results and outlook, followed by a few closing remarks.

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Vectren Corp. (VVC) Q1 2018 Earnings Call	Corrected Transcript 02-May-2018

Also joining us on today’s call is Ron Christian, Executive Vice President and Chief Legal and External Affairs Officer. Following our prepared remarks, we’ll be glad to answer questions you may have.

And with that, I’ll turn the call over to Carl.

Carl L. Chapman

Chairman, President and Chief Executive Officer, Vectren Corp.

Thank you, Dave, and thanks for joining us on our call today. Turning to slides 6 and 7, our consolidated first quarter results improved to $0.70 per share, excluding the benefit from 179D tax deductions related to 2017, or $0.76 per share including the 179D benefit recorded in the quarter.

Utility results of $0.89 per share were up $0.09 compared to 2017, reflecting continued growth provided by our infrastructure programs as well as favorable weather, increased customer margins from industry usage and increased small customer count, partially offset by the timing of power plant maintenance expenses.

In our Nonutility Group, first quarter results were a seasonal loss of $0.19 per share, excluding the benefit from 179D tax deductions related to 2017 booked in the first quarter of 2018, compared to a loss of $0.13 per share in 2017. The lower results primarily reflect colder weather conditions in the first quarter of 2018, when compared to 2017 we saw very favorable construction weather conditions.

Moving on to slide 8, where we are affirming our consolidated 2018 guidance in the range of $2.80 to $2.90 per share, with Utility guidance still in the range of $2.20 to $2.25 per share and Nonutility guidance in a range of

$0.60 to $0.65 per share. We should continue to note that our 2018 guidance excludes the benefit from 179D and any costs that will result from the merger we announced last week.

As we laid out in February, the waterfall chart at the bottom of this slide highlights 2018 drivers of the expected EPS improvement from 2017. In 2018, in the foreseeable future, our gas and electric utility infrastructure investment programs are expected to be Vectren’s key EPS growth driver.

For the Nonutility Group, our operations are well-positioned to achieve strong results in 2018 at both VISCO and VESCO, as they continue to see great opportunities in their respective markets. As a reminder, recall that we tempered VISCO’s 2018 EPS growth expectations by $0.05 due to extremes in both cold and wet weather conditions experienced at the beginning of the year and most of the markets served by our construction operations.

Related to VESCO, I would like to again share that as a part of the two-year federal budget signed in February, Congress extended 179D deductions for one year retroactive to 2017. As a result, we recorded a $0.06 per share benefit in the first quarter related to 179D tax deductions for 2017, which we believe represents most of the benefit realized in 2018 earnings. While we will continue to pursue a long-term extension of 179D, we have excluded these earnings in our 2018 guidance and long-term growth targets.

Before I turn the call over to Susan, let me make a few comments on the merger announcement made last week and highlighted on slide 9. The board of directors of CenterPoint Energy and Vectren each unanimously approved a transaction whereby CenterPoint will acquire the outstanding shares of Vectren for $72 per share in cash.

Combined, we will become a $27 billion enterprise value company. We are targeting closing the transaction by the first quarter of 2019, subject to approval from Vectren’s shareholders, approvals by several federal agencies, and after certain regulatory filings are completed in Indiana and Ohio.

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Vectren Corp. (VVC) Q1 2018 Earnings Call	Corrected Transcript 02-May-2018

We believe that merging with CenterPoint was the right decision for our customers, our employees, and our shareholders because CenterPoint shares our vision. This shared vision includes executing and enhancing our Smart Energy Future plan, along with innovation CenterPoint has employed and we’ll continue to develop across its system.

CenterPoint shares our vision to grow VISCO and VESCO into premier infrastructure and energy services companies. They also share our vision to develop talented employees. Finally, CenterPoint shares our vision of commitment to the customers and communities we serve. We are eager to focus on the successful integration of these two companies and are excited about the combined future.

With that, I’ll turn it over to Susan.

M. Susan Hardwick

Chief Financial Officer & Executive Vice President, Vectren Corp.

Thanks, Carl. On slide number 10, we have provided a Utility regulatory update. At the end of March, we filed our first Ohio rate case in more than a decade, which coincides with the end of the five-year extension of the distribution replacement rider. The case includes base rate increases associated with investments under House Bill 95, along with base rate recovery of continuing and expiring riders that have been implemented in the last decade.

Further, we are requesting a 10.75% return on equity and the revenue increase request contemplates the impact of tax reform. The filing also includes a request to extend the distribution replacement rider. We expect an order in early 2019 and we expect minimal impact to net income as a result of this case, as much of the increase is driven by roll-in of investments [ph] riders (7:08) or deferred.

As you recall, in February, we filed a request with the Indiana Commission to self-build, own and operate an 800- to 900-megawatt combined cycle natural gas plant. Hearings will begin October 9, with the final order expected in the first half of 2019. Other parties to the generation filing are required to file their testimony by August 10.

Also this week, we expect to file a separate case requesting to add an additional 50 megawatts of universal solar generation to be constructed by First Solar and owned by Vectren. The projected cost is approximately $75 million and will be located in Spencer County in our service territory just east of Evansville.

We expect to receive an order in the first half of 2019, with construction to begin shortly after with an expected in-service date in 2020. This project will add to the 4 megawatts of universal solar slated to go into service in late 2018 and 8 megawatts of existing renewables via wind purchase power contracts.

Moving on to our Nonutility results on slide number 11 and a bit more color on our 2018 first quarter results. As expected, VISCO EPS declined by $0.08 per share compared to 2017, as wet and cold weather delayed the start of the construction season, lowering margins in the quarter. As you may recall, weather in the first quarter of 2017 was very mild, allowing VISCO crews to get an earlier start on the construction backlog.

In addition, the lower corporate tax rate provided a lesser benefit to the first quarter seasonal loss and lowered VISCO’s EPS contribution by $0.03 compared to 2017. Although VISCO has not added a large pipeline project to its backlog yet this year, the backlog remains at near-record levels, reflecting continued demand from gas utilities for distribution pipe work, keeping VISCO on track to meet our 2018 guidance.

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Vectren Corp. (VVC) Q1 2018 Earnings Call	Corrected Transcript 02-May-2018

At VESCO, 2018 EPS excluding the benefit from 179D deductions was up about $0.02 per share compared to 2017, driven by strong revenues. All contract signings that had been delayed at VESCO at the end of 2017 have now been signed, and April’s activity has pushed the year-to-date total for new contracts to over $100 million, keeping VESCO also on track with our 2018 guidance expectations.

Turning to slide 12 and the continued focus on executing our plan. 2018 expected results will deliver another year of consistent earnings growth. Vectren’s primary growth driver continues to be investment in our core Utility operations, where our 10-year rate base CAGR of approximately 6% is expected to drive consolidated earnings and dividend growth of 6% to 8%. We continue to execute on our regulatory plan in both Indiana and Ohio, and we continue our focus on providing safe and reliable energy services at reasonable prices.

On slide 13, we have a recap of our long-term growth targets. As the waterfall chart at the bottom of this slide highlights, we are well-positioned following first quarter financial results to achieve our 2018 EPS guidance.

And with that, operator, I will ask for questions.

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Our first question comes from Ryan Levine with Citi. Please go ahead.

Ryan Levine Analyst, Citigroup Global Markets, Inc. (Broker) Good afternoon. Can you provide a little more	Q

Carl L. Chapman Chairman, President and Chief Executive Officer, Vectren Corp. Hi, Ryan.	A

Ryan Levine Analyst, Citigroup Global Markets, Inc. (Broker)	Q
Hey. Can you provide a little more color on the regulatory filing requirement in Ohio and Indiana regarding the transaction? Is there any key milestones we should look for or anything that could potentially delay the timeline?

Carl L. Chapman Chairman, President and Chief Executive Officer, Vectren Corp.	A

Yeah. I don’t know that there are key milestones. As we’ve said before, there is no approval of the actual transactions required in either Indiana or Ohio. So what we’ll be doing is making informational filings. Obviously, we’ll work with the commission on what they’ll be looking for in that regard.

But I don’t think we have anything to share today on timing. We’ve said that we think the process should move very quickly since there is no formal approval, but we will have those informational filings and we’ll work with them [ph] at the moment. (11:46)

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Vectren Corp. (VVC) Q1 2018 Earnings Call	Corrected Transcript 02-May-2018

Ryan Levine Analyst, Citigroup Global Markets, Inc. (Broker)	Q

Yeah. Is the process in Ohio expected to be very similar to the last gas utility transaction in terms of their regulatory process to approve that transaction, or is there any notable differences that we should be aware of?

Ronald E. Christian Executive Vice President, External Affairs, Chief Legal Officer and Corporate Secretary, Vectren Corp.	A
Yeah. This is Ron Christian. And I don’t know which – are you talking about the Vectren gas transaction in

Ryan Levine Analyst, Citigroup Global Markets, Inc. (Broker) The Gas Natural.	Q

Ronald E. Christian Executive Vice President, External Affairs, Chief Legal Officer and Corporate Secretary, Vectren Corp.	A

Oh, okay. Our expectation in Ohio, and we intend to meet with them within the next week or so, would be that we will make a filing, but it’s done out of deference to the commission, that our expectation is it is unlikely we will have a hearing. But we will obviously be forthcoming with both the commission staff and the Office of Consumer Counselor (sic) [Office of Consumer Counsel] (12:38) and that ought to be resolved fairly quickly.

So, again, both Ohio and Indiana technically lack subject matter jurisdiction to approve a holding company transaction in a context like the one we’re in. And so, just in the – CenterPoint shares our vision with respect to transparency with regulators and so, in furtherance of that, we are moving ahead with these filings, as Carl described.

Ryan Levine Analyst, Citigroup Global Markets, Inc. (Broker)	Q

Okay. And then, regarding the 179D, is there any progress around getting extension there or do you see any improved outlook for getting additional earnings from that policy?

Carl L. Chapman Chairman, President and Chief Executive Officer, Vectren Corp.	A

Yeah. I don’t think there’s any change from where we’ve been recently. Obviously, we’ve just had the tax code change and then these extenders after that. So we just continue to work on the process, but I don’t think there’s any real change for us to talk about.

As we’ve described, we’ve not included that in guidance for 2018 or long-term. And until we have a greater clarity on that, we’ll continue to look at it that way.

Ryan Levine Analyst, Citigroup Global Markets, Inc. (Broker)	Q

Okay. And last question for me. I think Susan highlighted the Ohio rate case. In terms of – and I guess the last rate case was a black box settlement. Is the expectation that this one will move in a similar direction, or is there any structural change to the approach that you’re taking with this proceeding?

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Vectren Corp. (VVC) Q1 2018 Earnings Call	Corrected Transcript 02-May-2018

M. Susan Hardwick Chief Financial Officer & Executive Vice President, Vectren Corp.	A

Ryan, I’ll start and certainly Ron or Carl could add to it. We would not expect any different approach to this case as we have in the past. And recall, this case is timed such that it comes at the end of our DRR, our distribution replacement rider. So we need to do this case in order to seek extension of that. But I would not envision anything unique or unusual about the outcome of this case or how we proceed with it.

Ryan Levine Analyst, Citigroup Global Markets, Inc. (Broker)	Q
Okay. Thank you.

Carl L. Chapman Chairman, President and Chief Executive Officer, Vectren Corp.	A

Thank you.

Operator: [Operator Instructions] The next question comes from Paul Ridzon with KeyBanc. Please go ahead.

Paul T. Ridzon Analyst, KeyBanc Capital Markets, Inc.	Q

On your last call, you’d kind of indicated that cold and wet weather was $0.05 headwind. Was there any worsening or bettering of that during the quarter?

Carl L. Chapman Chairman, President and Chief Executive Officer, Vectren Corp.	A

I think it’s still a pretty reasonable estimate. And that’s why we’ve still shown it the way we did on the reconciliation of the two years. It’s, I think, a good estimate of where we are for the year. Again, some up, some downs through the quarter, but it’s a reasonable estimate.

Paul T. Ridzon Analyst, KeyBanc Capital Markets, Inc.	Q

And as far as bidding behavior, just anybody is trying to price in lower taxes yet?

Carl L. Chapman Chairman, President and Chief Executive Officer, Vectren Corp.	A

No, we have not seen that at this point. So we still feel very good about our estimate on the pick-up for 2018. And we’ll just continue to monitor that.

Paul T. Ridzon Analyst, KeyBanc Capital Markets, Inc.	Q
Great. Great. Thank you very much.

Carl L. Chapman Chairman, President and Chief Executive Officer, Vectren Corp.	A
Thank you.

Operator: This concludes our question-and-answer session. I would like to turn the conference back over to Dave Parker for any closing remarks.

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Vectren Corp. (VVC) Q1 2018 Earnings Call	Corrected Transcript 02-May-2018

David Eugene Parker

Director-Investor Relations, Vectren Corp.

Thank you, Gary. And I would like to thank everyone for joining us on our call today. On behalf of the entire Vectren team, we appreciate your continued interest in the company. We also look forward to seeing most of you, those of you that are attending AGA Conference in a couple weeks. And with that, we’ll conclude our call.

Operator: The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect.

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Forward-Looking Statements

The statements in this document contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this document are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to: (1) CenterPoint Energy’s proposed acquisition of Vectren, (2) shareholder and regulatory approvals, (3) the completion of the proposed transactions, (4) benefits of the proposed transactions, (5) integration plans and expected synergies, (6) the expected timing of completion of the transactions, and (7) anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations.

Risks Related to the Merger

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (14) the diversion of management time and attention on the proposed transactions.

Risks Related to CenterPoint Energy

Important factors related to CenterPoint Energy, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal

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legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) tax reform and legislation, including the effects of the comprehensive tax reform legislation informally referred to as the TCJA and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred taxes and CenterPoint Energy’s rates; (8) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (9) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (10) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (11) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (12) the impact of unplanned facility outages; (13) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (14) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (15) CenterPoint Energy’s ability to control operation and maintenance costs; (16) actions by credit rating agencies; (17) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms; (18) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (19) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (20) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (21) changes in rates of inflation; (22) inability of various counterparties to meet their obligations to CenterPoint Energy; (23) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (24) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including, but not limited to, its financial and weather hedges; (25) timely and appropriate regulatory actions allowing securitization for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (26) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable; (27) acquisition and merger activities involving CenterPoint Energy or its competitors; (28) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (29) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (32) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (33) the timing and outcome of any audits, disputes and other proceedings related to taxes; (34) the effective tax rates; and (35) the effect of changes in and application of accounting standards and pronouncements.

Risks Related to Vectren

Important factors related to Vectren, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to:

(1) factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints, (2) new or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; compliance with respect to these regulations could substantially change the operation and nature of Vectren’s utility operations, (3) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition, results of operations, and reputation, (4) approval and timely recovery of new capital investments related to the electric generation transition plan, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of construction delays and

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cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training, (5) increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy, (6) regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the Indiana Utility Regulatory Commission and/or Public Utilities Commission of Ohio and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases, (7) financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the SEC; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight, (8) economic conditions including the effects of inflation, commodity prices, and monetary fluctuations, (9) economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments, (10) volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense, (11) volatile oil prices and the potential impact on customer consumption and price of other fuel commodities, (12) direct or indirect effects on Vectren’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries, (13) the performance of projects undertaken by Vectren’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, Vectren Infrastructure Services Company, Vectren Energy Services Company, and remaining ProLiance Holdings, LLC assets, (14) factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction, (15) factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions, (16) employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness, (17) risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions, and (18) costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The foregoing list of factors is not all-inclusive because it is not possible to predict all factors, and any and all differences between the risk factors under the headings “Risks Related to CenterPoint Energy” or “Risks Related to Vectren,” except where context dictates otherwise, are not intended to be, and should not be read as, a representation, warranty, statement, affirmation or acknowledgement of any kind by CenterPoint Energy, Vectren or their respective affiliates that any risk factors present under one heading, but absent under the other, are not potential risk factors for CenterPoint Energy or Vectren, or their respective affiliates, as applicable. Furthermore, it may not be possible to assess the impact of any such factor on CenterPoint Energy’s or Vectren’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Additional risks and uncertainties will be discussed in other materials that CenterPoint Energy and Vectren will file with the SEC in connection with the proposed transactions. Other risk factors are detailed from time to time in CenterPoint Energy’s and Vectren’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, but any specific factors that may be provided should not be construed as exhaustive. Each forward-looking statement speaks only as of the date of the particular statement. While we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, we undertake no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.

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Additional Information and Where to Find It

In connection with the proposed transactions, Vectren expects to file a proxy statement, as well as other materials, with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the proposed transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transaction.

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